News ONEOK First-quarter 2018 Conference Call and Webcast Scheduled TULSA, Okla. – April 11, 2018 – ONEOK, Inc. (NYSE: OKE) will release first-quarter 2018 earnings after the market closes on May 1, 2018. ONEOK’s executive management will participate in a conference call the following day at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on May 2, 2018. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 888-481-2845, pass code 5361276, or log on to www.oneok.com. What: ONEOK first-quarter 2018 earnings conference call and webcast When: 11 a.m. Eastern, May 2, 2018 10 a.m. Central Where: 1) Phone conference call dial 888-481-2845, pass code 5361276 2) Log on to the webcast at www.oneok.com If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 5361276. ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook and Twitter. ### April 11, 2018 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Stephanie Higgins 918-591-5026 Exhibit 99.1